UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2009

Date of Report (Date of earliest event reported)

HURON CONSULTING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 31, 2009, Huron Consulting Group Inc. (the “Company”) issued a press release, which was furnished to the Securities and Exchange Commission (the “SEC”) as Exhibit 99.1 to the Current Report on Form 8-K dated July 27, 2009, announcing that it will restate its financial statements for the fiscal years 2006, 2007 and 2008 and the first quarter of 2009 to correct the Company’s accounting for certain acquisition-related payments received by the sellers in connection with the sale of certain acquired businesses that were subsequently redistributed among themselves and to other select employees of the Company.

On August 10, 2009, the Company filed a Form 12b-25, Notification of Late Filing (the “Form 12b-25”), with the SEC in respect of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009. As disclosed in the Form 12b-25, the Company’s management and its Board of Directors are continuing to evaluate the impact of the restatement, and the Company expects to file its Form 10-Q for the fiscal quarter ended June 30, 2009, as well as amended reports with respect to the historical periods in question, as soon as practicable.

In the Form 12b-25, the Company also disclosed that the SEC is commencing an investigation with respect to the acquisition-related matters. The Company intends to cooperate with the SEC in its investigation. In addition, the Company disclosed in the Form 12b-25 that the following purported shareholder class action complaints have been filed in connection with the restatement in the United States District Court for the Northern District of Illinois: (1) a complaint in the matter of Jason Hughes v. Huron Consulting Group Inc., Gary E. Holdren and Gary L. Burge, filed on August 4, 2009; (2) a complaint in the matter of Dorothy DeAngelis v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge, Wayne Lipski and PricewaterhouseCoopers LLP, filed on August 5, 2009; (3) a complaint in the matter of Noel M. Parsons v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge, Wayne Lipski and PricewaterhouseCoopers LLP, filed on August 5, 2009; (4) a complaint in the matter of Adam Liebman v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge and Wayne Lipski, filed on August 5, 2009; (5) a complaint in the matter of Gerald Tobin v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge and PricewaterhouseCoopers LLP, filed on August 7, 2009 and (6) Gary Austin v. Huron Consulting Group Inc., Gary E. Holdren, Gary L. Burge and Wayne Lipski, filed on August 7, 2009. The complaints assert claims under Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder and contend that the Company and the individual defendants issued false and misleading statements regarding the Company’s financial results and compliance with generally accepted accounting principles. The Company intends to defend vigorously the actions.

In connection with the filing on the Form 12b-25, the Company noted that since its July 31, 2009, restatement announcement, it continues to win new business. The Company further stated that it does not expect the restatement to have any significant effect on how it serves its more than 700 active clients, and noted that many clients have already reached out to the Company and its senior management to express their support for the Company, its people and its culture.

The Company’s people have remained supportive of the Company. The Company’s management recognizes that employee retention is important to the Company’s continued success and earlier this year, the Company began working with an external compensation consultant to update the Company’s compensation structure for Managing Directors.

The Company has long been a leader in providing business consulting services and it expects to continue providing the same high level of service that its clients expect.

Statements in this Form 8-K and the documents that are referenced in this Form 8-K that are not historical in nature, including those concerning Huron Consulting Group’s current expectations about the Company’s future results are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to the finalization of (i) the restatement, (ii) the Company’s inquiry into acquisition-related matters, (iii) the SEC and related Company inquiries into the allocation of chargeable hours, (iv) the Company’s projected accounting treatment for acquisition-related payments after August 1, 2009, (v) the Company’s preliminary revenues for the second quarter of 2009 and revenue guidance for fiscal year 2009 and (vi) management’s assessment of the Company’s internal control over financial reporting and any required remediation. In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2008 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the period ended March 31, 2009 for a complete description of the material risks we face.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	August 10, 2009	/s/ James K. Rojas
Name: James K. Rojas
Title: Chief Financial Officer